Linking/BIN/Brokerage Acct. Number (if applicable) Page 1 of 11 R280 01/21 Home Office: Lansing, Michigan www.jackson.com ICC20 R280 11/20 Jackson pre-assigned Contract Number (if applicable) APPLICATION FOR AN INDIVIDUAL SINGLE PREMIUM DEFERRED REGISTERED INDEX-LINKED ANNUITY (RILA280/RILA282) Primary Owner First Name Middle Name Last Name Non-Natural Owner/Entity Name (if applicable) Social Security Number Phone Number (include area code) Individual/Joint Corporation/Pension PlanCustodian Government Entity Tax ID Numberor Trust Physical Address Line 1 (No P.O. Boxes) Physical Address City State ZIP Mailing Address City State ZIP Physical Address Line 2 Mailing Address Line 1 Mailing Address Line 2 (mm/dd/yyyy)Date of Birth Email Address (print clearly) Country of Residence Sex Male FemaleU.S. Citizen Yes No JACKSON MARKET LINK PRO (01/21) SM Customer Care: 800-873-5654 Fax: 800-943-6761 Email: customercare@jackson.com First Class Mail: P.O. Box 30314 Lansing, MI 48909-7814 Overnight Mail: 1 Corporate Way Lansing, MI 48951 PLEASE PRINT CLEARLY Please see the Good Order Checklist for additional requirements. Type of Ownership: If U.S. citizenship is not selected, and a Social Security Number with a U.S. address is listed, along with the absence of any other foreign indicator, Jackson National Life Insurance Company (Jackson) will assume an active U.S. citizenship status.

Page 2 of 11 R280 01/21ICC20 R280 11/20 First Name Middle Name Last Name Relationship to Owner Social Security Number Phone Number (include area code) Physical Address Line 1 (No P.O. Boxes) Physical Address City State ZIP Physical Address Line 2 First Name Middle Name Last Name Social Security Number Physical Address Line 1 (No P.O. Boxes) Physical Address City State ZIP Physical Address Line 2 Date of Birth (mm/dd/yyyy) First Name Middle Name Last Name Relationship to Primary Annuitant Social Security Number Phone Number (include area code) Physical Address Line 1 (No P.O. Boxes) Physical Address City State ZIP Physical Address Line 2 Joint Owner Primary Annuitant Joint Annuitant Phone Number (include area code) (mm/dd/yyyy)Date of Birth Email Address (print clearly)Date of Birth (mm/dd/yyyy) Sex Male FemaleU.S. Citizen Yes No Country of Residence Sex Male FemaleU.S. Citizen Yes No Country of Residence Sex Male FemaleU.S. Citizen Yes No Country of Residence Joint Annuitant Not Applicable Complete this section if different than Primary Owner. If Primary Annuitant section is left blank, the Annuitant will default to the Primary Owner. Complete this section if different than Joint Owner. If Joint Annuitant section is left blank, the Joint Annuitant will default to the Joint Owner. In the case of Joint Owners, all correspondence and required documentation will be sent to the address of the Primary Owner.

Page 3 of 11 R280 01/21ICC20 R280 11/20 Beneficiary(ies) Primary % Percentage of Death Benefit First Name Middle Name Last Name Non-Natural Owner/Entity Name (if applicable) Phone Number (include area code) Physical Address Line 1 (No P.O. Boxes) Physical Address City State ZIP Physical Address Line 2 Social Security/Tax ID Number Relationship to OwnerDate of Birth (mm/dd/yyyy) Primary % Percentage of Death Benefit First Name Middle Name Last Name Non-Natural Owner/Entity Name (if applicable) Phone Number (include area code) Physical Address Line 1 (No P.O. Boxes) Physical Address City State ZIP Physical Address Line 2 Social Security/Tax ID Number Relationship to OwnerDate of Birth (mm/dd/yyyy) Primary % Percentage of Death Benefit First Name Middle Name Last Name Non-Natural Owner/Entity Name (if applicable) Phone Number (include area code) Physical Address Line 1 (No P.O. Boxes) Physical Address City State ZIP Physical Address Line 2 Social Security/Tax ID Number Relationship to OwnerDate of Birth (mm/dd/yyyy) Contingent Contingent Sex Male Female Sex Male Female Sex Male Female It is required for Good Order that the Death Benefit Percentage be whole numbers and must total 100% for each beneficiary type. If Percentage of Death Benefit is left blank, all beneficiaries will receive equal shares. Please use the Beneficiary Designation Supplement form X3041 for additional beneficiaries.

Page 4 of 11 R280 01/21ICC20 R280 11/20 Annuity Type Non-Tax Qualified Roth IRA* Other: SEP Roth Conversion *Tax Contribution Year(s) and Amounts: Year: $ IRA - Traditional* Stretch IRA Non-Qualified Stretch Year: $ 403(b) TSA Premium Payment Statement Regarding Existing Policies or Annuity Contracts (Please select one) Select method of payment and note approximate amount: Anticipated total amount from internal transfer(s) Check Attached WireCheck In Transit Financial Professional or Owner (Jackson will NOT request funds) $ $ $ Anticipated total amount from external transfer(s) $ $ Company releasing funds Account number Full Partial Full Partial Maturity date Transfer type $ $ Anticipated transfer amount to be requested by Jackson Anticipated total amount from external transfer(s) $ to be requested by If Jackson is NOT requesting funds, please provide the following information: NoYes Are you replacing or changing an existing life insurance policy or annuity contract? It is required for Good Order that this entire section be completed. COMPLETE X0512 "REPLACEMENT OF LIFE INSURANCE OR ANNUITIES" WHERE REQUIRED (must be dated on or before the Application Sign Date to be in Good Order). External Transfers: The Request for Transfer or Exchange of Assets form (X3783) must be submitted if Jackson is to request the release of funds. For more than two account transfers, please provide account information on the Letter of Instruction form (X4250) and submit with application. Notice to Financial Professional: If the Applicant does have existing life insurance policies or annuity contracts you must present and read to the Applicant the Replacement of Life Insurance or Annuities form (X0512 - state variations apply) and return the notice, signed by both the Financial Professional and Applicant, with the Application. I (We) do have existing life insurance policies or annuity contracts. I (We) do not have existing life insurance policies or annuity contracts. I (We) certify that with regard to Jackson or any other company: The Registered Index-Linked Annuity Automatic Withdrawal Request form (R4370) will be required if a Stretch Annuity Type is elected. We reserve the right to refuse a Premium payment that is comprised of multiple payments over a period of time. If we permit you to make multiple payments as part of your Premium payment, the Contract will not be issued until all such payments are received. We reserve the right to hold such multiple payments in a non-interest bearing account until the Issue Date.

Page 5 of 11 R280 01/21ICC20 R280 11/20 Contract Options 1-Year %Index Account Options S&P 500 Index BUFFER 10% 20% Cap Performance Trigger Cap 6-Year % Cap Performance Trigger Cap FLOOR 10% 20% 1-Year %Index Account Options BUFFER 10% 20% Cap Performance Trigger Cap 6-Year % Cap Performance Trigger Cap FLOOR 10% 20% Russell 2000 Index MSCI EAFE Index 1-Year %Index Account Options BUFFER 10% 20% Cap Performance Trigger Cap 6-Year % Cap Performance Trigger Cap FLOOR 10% 20% Tell us how you want your annuity premium invested. Whole percentages only. TOTAL ALLOCATION MUST EQUAL 100%. CONTRACT OPTIONS CONTINUED ON PAGE 6. Certain broker-dealers may limit the Index Account Options and/or Fixed Account under the Contract. Please see Client Acknowledg- ments on page 9. PLEASE NOTE: Contract Options are subject to availability.

Contract Options Page 6 of 11 R280 01/21ICC20 R280 11/20 (continued from page 5) Fixed Account Fixed Account 1-Year % MSCI Emerging Markets Index MSCI KLD 400 Social Index 1-Year %Index Account Options BUFFER 10% 20% Cap Performance Trigger Cap 6-Year % Cap Performance Trigger Cap FLOOR 10% 20% 1-Year %Index Account Options BUFFER 10% 20% Cap Performance Trigger Cap 6-Year % Cap Performance Trigger Cap FLOOR 10% 20% Tell us how you want your annuity premium invested. Whole percentages only. TOTAL ALLOCATION MUST EQUAL 100%. Certain broker-dealers may limit the Index Account Options and/or Fixed Account under the Contract. Please see Client Acknowledg- ments on page 9. PLEASE NOTE: Contract Options are subject to availability.

Telephone/Electronic Information Authorization First Name Middle Name Last Name Social Security Number Date of Birth (mm/dd/yyyy) Telephone and written communicationTelephone communication Written communication Page 7 of 11 R280 01/21ICC20 R280 11/20 Telephone/Electronic Transaction Authorization Annuitization/Income Date Specify Income Date (mm/dd/yyyy) If you want to authorize an individual other than your Financial Professional to receive Contract information via telephone and/or in writing, please provide that individual's information here. Select one option. This authorization is not extended to Telephone/ Electronic Transaction Authorization. If no election is made, Jackson will default to " Telephone and written communication." By checking "Yes," I (we) authorize Jackson to accept Contract Option changes via telephone, internet, or other electronic medium from me (us) and my (our) Financial Professional, subject to Jackson's administrative procedures. Do you consent to Telephone/Electronic Transfer Authorization? Yes No Jackson has administrative procedures that are designed to provide reasonable assurances that telephone/electronic authorizations are genuine. If Jackson fails to employ such procedures, it may be held liable for losses resulting from a failure to use such procedures. I (We) release Jackson, its affiliates, subsidiaries, and agents from all damages related in any way to its acting upon any unauthorized telephone/electronic instruction. I (We) understand and agree that Jackson reserves the right to terminate or modify these telephone/electronic privileges at any time, without cause and without notice to me (us). This authorization is not extended to the Telephone/ Electronic Information Authorization. If no election is made, Jackson will default to " No." If an Annuitization/Income Date is not specified, the Company will default to the Latest Income Date as shown in the Contract.

Page 8 of 11 R280 01/21ICC20 R280 11/20 Electronic Delivery Authorization Do you consent to electronic delivery of documents? Yes No Transaction confirmations Other Contract-related correspondence ALL DOCUMENTS Contract and prospectus Disclosure documents Annual statements If no election is made, Jackson will default to " No." Check the box(es) next to the types of documents you wish to receive electronically. If electronic delivery is authorized, but no document type is selected, the selection will default to "All Documents." Please provide one email address and print clearly. If you authorize electronic delivery but do not provide an email address or the address is illegible, electronic delivery will not be initiated. Registration at Jackson.com is required for electronic delivery of documents. Authorizing electronic delivery of annual statements will automatically enroll you to receive quarterly summaries. Quarterly summaries are only available via electronic delivery. My email address is: I (We) will notify the company of any new email address. Jackson offers the ability to receive documents via electronic delivery (e-delivery). This disclosure will help you decide whether you would like to consent to e-delivery. If you do not consent to e-delivery, you will continue to receive documents via physical mail. Please read this carefully and in its entirety. If you consent, Jackson will provide documents related to your Contract by e-delivery. Jackson will provide documents via e-delivery as long as it is consistent with applicable state and federal law, delivery preferences are updated, and the Contract is still active. For security purposes, if your jackson.com account is not accessed within 18 months, we may remove your registration and change your delivery method to physical mail. Any document that we send by e-delivery, which complies with applicable law, will have the same force and effect as if that document were sent in a paper form. This consent covers all electronic documents and communications as related to any eligible* Contract(s) through the Company, which may include, but are not limited to, applications, supplements, Contract delivery notices, Contracts, prospectuses, prospectus supplements, statements of additional information, annual and semiannual reports, confirmation statements, annual or quarterly statements, and any Contract-related correspondence including claims and servicing correspondence. You may continue to receive some paper documents for compliance reasons. When additional document types are available, they will be sent via e-delivery automatically if consent was previously provided. Please note election for electronic tax documents must be completed once you log onto your account on Jackson.com. The Company will notify you of the availability of your document(s) by email or attach your document(s) within the email. Jackson will not charge a fee for this service. Please make sure a current email address is provided and update your profile on jackson.com if your email address changes. Please login to your Contract on jackson.com and access your Client Filing Cabinet to view your document(s) or click the link that will be provided in the email notification in order to view the material. To successfully receive electronic transmissions, your electronic device must have Internet access, an active email account, Adobe Acrobat Reader, and pop-up blockers turned off. Please note some Internet browsers may not function well with jackson.com. If a browser error occurs, use a different Internet browser. If you do not already have Adobe Acrobat Reader, it can be downloaded for free from www.adobe.com. Paper copies of documents may be requested by calling the Service Center, whether or not you consent or revoke your consent for e-delivery, at any time for no additional charge. Consent can be revoked by updating your preferences on jackson.com or by calling the Service Center. If you choose to enroll in e-delivery, you consent to the terms outlined above for electronic transmissions. *Eligible refers to Contracts that are currently inforce or that will be inforce and are available for electronic transmission.

Client Acknowledgments ICC20 R280 11/20 Page 9 of 11 R280 01/21 Notice to Applicant 1. I (We) hereby represent to the best of my (our) knowledge and belief that each of the statements and answers contained in this application are true, complete and correctly recorded. 2. I (We) certify that the Social Security or Taxpayer Identification number(s) shown above is (are) correct. 3. I (We) certify that the date of birth of the Owner and any Joint Owner, primary spousal Beneficiary, Annuitant or Joint Annuitant, if applicable, stated in this application is (are) true and correctly recorded. 4. I (We) hereby represent to the best of my (our) knowledge and belief that I have made an informed decision to purchase this product and, if applicable, have reviewed the differences between this product and my original product. The product fits my investment needs and objectives, liquidity needs, time horizon, risk tolerance and my (our) general financial situation. 5. I understand the restrictions imposed by 403(b)(11) of the Internal Revenue Code. I understand the investment alternatives available under my employer's 403(b) plan, to which I may elect to transfer my contract value. 6. I (We) understand that while the values of the Contract may be affected by an external Index, the Contract does not participate in any stock or equity investment. 7. I (We) understand that the capping component in this Contract may limit the Index Adjustment credited to the Index Account Option Value on each Index Account Option Term Anniversary, regardless of the performance of the Indices. 8. I (We) have received the applicable current Buffers/Floors, Caps/Rates and any other Index Adjustment Factors associated with this Contract. 9. I (We) understand that to the extent I (we) have been permitted to make a Premium payment comprised of multiple payments over a period of time, my (our) Contract will not be issued until all such payments are received, and all Premium payments will be held in a non-interest bearing account until the date my (our) Contract is issued. 10. I (We) have been given a current prospectus for this registered index-linked annuity product. 11. I (We) understand that Jackson issues other annuities with similar features, limitations, minimum Caps/Rates and charges. I (We) have discussed the alternatives with my (our) Financial Professional, including that similar products with higher or lower Caps/Rates may be available through other broker-dealers. 12. I (We) understand that the product being applied for is a registered index-linked annuity product. 13. I acknowledge and represent that I have executed this application, and that my signature below (including my electronic signature) is my true and valid signature. I further authorize Jackson to accept any electronic signature that I may make to this application. 14. I (We) understand that certain broker-dealers may limit the Contract Options available under the Contract. I (We) have discussed these limitations with my (our) financial professional and have been provided with a list of Contract Options currently available for election through my (our) broker-dealer. I (We) understand that any application including an election of a Contract Option not available through my (our) broker-dealer will not be accepted. I (We) understand that the Contract Options not available through my (our) broker-dealer may be available through other broker-dealers. Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law.

Page 10 of 11 R280 01/21ICC20 R280 11/20 Owner's Signature Date Signed (mm/dd/yyyy) State where signed Owner's Title (required if owned by an Entity) Date Signed (mm/dd/yyyy)Joint Owner's Signature Date Signed (mm/dd/yyyy) Date Signed (mm/dd/yyyy) Annuitant's Signature (if other than Owner) Joint Annuitant's Signature (if other than Joint Owner) Client Signatures State where signed U.S. Tax Certifications Check this box if the IRS has notified you that you are subject to backup withholding. Not FDIC/NCUA Insured Not Bank/CU guaranteed May lose value Not a deposit Not insured by any federal agency It is required for Good Order that all applicable parties to the Contract sign here. Required replacement forms must be signed on or before the application signature date. Under penalties of perjury, I certify that: 1. My Social Security Number or Tax ID Number shown on this application is my correct taxpayer identification number, 2. I am not subject to backup withholding, 3. I am a U.S. citizen or other U.S. person (including a U.S. resident alien), and 4. I am exempt from Foreign Account Tax Compliance Act (FATCA) reporting. For items 3 and 4, if I am not a U.S. citizen, U.S. resident alien or other U.S. person, I am submitting the applicable IRS Form W-8 to certify my foreign status and, if applicable, claim treaty benefits. The Internal Revenue Service does not require your consent to any provision of this document other than the certifications to avoid backup withholding.

Financial Professional Acknowledgments I did not use sales material(s) during the presentation of this Jackson product to the applicant. I used only Jackson-approved sales material(s) during the presentation of this Jackson product to the applicant. In addition, copies of all approved sales material(s) used during the presentation were left with the applicant. ICC20 R280 11/20 Page 11 of 11 R280 01/21 Financial Professional # 1 Signature Date Signed(mm/dd/yyyy) First Name Middle Name Last Name Email Address Business Phone Number (include area code) Jackson Assigned ID Financial Professional Name # 2 Financial Professional Name # 3 Jackson Assigned ID Jackson Assigned ID Percentage Percentage % % Percentage % (print clearly) Extension Financial Professional Name # 4 Jackson Assigned ID Percentage % Program Options A B C D I certify that: Complete this certification regarding sales material section only if: Your client has other existing policies or annuity contracts AND Will be either terminating any of those existing policies or using the funds from existing policies to fund this new Contract. By signing this form, I certify that: 1. I am authorized and qualified to discuss the Contract herein applied for. 2. I have reviewed all of the client's information, and I believe that my recommendation to purchase this annuity is in line with the client's financial situation and investment needs, and meets the appropriate standard of care (i.e. suitability or best interest) based on the facts disclosed to said client. I also attest that I have provided the client with all pertinent information about the product, including disclosure of risks involved, allowing the client to make an educated and informed decision about this purchase. Based on my completion of the required general annuity and/or Jackson product training, I believe this transaction is suitable and in the best interest of the client given the client's financial situation and needs. 3. The applicable current Buffers/Floors, Caps/Rates and any other Index Adjustment Factors associated with this Contract have been presented and explained to the Owner(s). 4. I have not made statements that differ from this material nor have I made any promises about the expected future Index Account Option values of this Contract. 5. I have read Jackson's Position With Respect to the Acceptability of Replacements (XADV5790) and ensure that this replacement (if applicable) is consistent with that position. 6. The applicant's Statement Regarding Existing Policies or Annuity Contracts has been answered correctly to the best of my knowledge and belief. 7. The applicant's statement as to whether or not an existing life insurance policy or annuity contract is being replaced is true and accurate to the best of my knowledge and belief. 8. I have discussed all applicable limitations to Contract Options availability with the applicant and have provided the applicant with a list of Contract Options currently available for election. Program Options Note: If no option is indicated, the designated default will be used. If more than one Financial Professional is participating in a Program Option on this case, please provide the additional Financial Professional names, Jackson Assigned IDs and percentages for each (Financial Professional # 1-4 totaling 100%). If Percentage is left blank, all Financial Professionals will receive equal shares. All Financial Professional certifications, licenses and trainings must be completed prior to application execution.